Exhibit 10.2

GREENBACKER RENEWABLE ENERGY CORPORATION

CONSULTING AGREEMENT

This CONSULTING AGREEMENT (this "Agreement"), dated as of September 1, 2023, is made by and between Greenbacker Renewable Energy Corporation (the "Company"), and Mehul Mehta, (the "Consultant"), a resident of New York.

WHEREAS, the Consultant is currently an employee of the Company who serves as the Chief Investment Officer of Greenbacker Renewable Energy Company LLC ("GREC"); and

WHEREAS, the Company and the Consultant mutually desire to transition the Consultant's role with the Company from that of an employee of the Company to that of a non-employee consultant to the Company, effective as of the date hereof (the "Transition Date").

NOW THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.               Services.

(a)             The Company hereby engages the Consultant, and the Consultant hereby accepts such engagement, as an independent contractor to provide certain services to the Company on the terms and conditions set forth in this Agreement. During the Term (as defined below), the Consultant shall provide consulting services with regard to the business and operations of the Company, its subsidiaries and its affiliates as requested by the Company's Chief Executive Officer, which may include all or some of the services set forth on Schedule A (the "Services"). The Consultant shall perform the Services in a professional manner in accordance with all applicable federal, state, and local laws and regulations and generally recognized industry standards for similar services, and shall devote sufficient resources to ensure that the Services are performed in a timely and reliable manner.

(b)             The Consultant shall furnish, at the Consultant's own expense, the materials, equipment, supplies, and other resources necessary to perform the Services; provided, however, that the Company will provide the Consultant with a laptop computer that the Consultant will return upon the expiration or termination of this Agreement. The Company may also create Company e-mail accounts for the Consultant.

(c)             The Company shall provide the Consultant with access to its premises and systems to the extent necessary for the performance of the Services. While on the Company's premises or using the Company's equipment, the Consultant shall comply with all applicable policies of the Company relating to business and office conduct, health and safety, and use of the Company's facilities, supplies, information technology, equipment, networks, and other resources.

2.               Term. The term of this Agreement shall commence on the Transition Date and shall continue through January 2, 2024, unless earlier terminated in accordance with Section 7 (the "Term").

3.               Fees and Expenses.

(a)             With respect to the performance of the Services, the Company shall pay the Consultant a fee, in cash, at the rate of $41,667 per month, payable in arrears, for all Services performed during the Term, payable in accordance with the Company's normal payroll schedule.

(b)             The Consultant shall receive an IRS Form 1099-MISC from the Company and shall be solely responsible for all federal, state, and local taxes applicable to the Consultant. The Company shall not be responsible for withholding or paying any income, payroll, Social Security, or other federal, state, or local taxes with respect to any payments made to the Consultant pursuant to this Agreement. The Consultant shall be solely responsible for any travel or other costs or expenses incurred by the Consultant in connection with the performance of the Services and in no event shall the Company reimburse the Consultant for any such costs or expenses.

4.               Relationship of the Parties.

(a)             The Consultant is engaged as an independent contractor of the Company and this Agreement shall not be construed to create any association, partnership, joint venture, employment, or agency relationship between the Consultant and the Company for any purpose. The Consultant has no authority (and shall not hold itself out as having authority) to act as an agent of the Company or bind the Company and shall not make any agreements or representations on the Company's behalf.

(b)             The Consultant shall not be eligible to participate in any employee benefit plans offered by the Company to its employees, including, but not limited to, any vacation, group medical or life insurance, disability, profit sharing, retirement, fringe or other benefit plan.

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5.               Confidentiality.

(a)             The Consultant acknowledges that the Consultant may have access to information that is treated as confidential and proprietary by the Company, including, without limitation, information pertaining to business operations and strategies, customers, pricing, finances, or personnel, in each case whether spoken, written, printed, electronic, or in any other form or medium (collectively, the "Confidential Information"). Any Confidential Information that the Consultant has access to in connection with the performance of the Services shall be subject to the terms and conditions of this clause. The Consultant agrees to treat all Confidential Information as strictly confidential, not to disclose Confidential Information or permit it to be disclosed, in whole or part, to any third party without the prior written consent of the Company and not to use any Confidential Information for any purpose except as required in the performance of the Services. The Consultant shall notify the Company immediately in the event the Consultant becomes aware of any loss or disclosure of any Confidential Information.

(b)             Nothing in this Agreement shall be construed to prevent disclosure of Confidential Information as may be required by applicable law or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such law, regulation, or order. The Consultant agrees to provide written notice of any such order to an authorized officer of the Company within five (5) days of receiving such order, but in any event sufficiently in advance of making any disclosure to permit the Company to contest the order or seek confidentiality protections, as determined in the Company's sole discretion. The Consultant is hereby notified that 18 U.S.C. § 1833(b) states as follows: "An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal."

6.               Indemnification. The Consultant shall defend, indemnify, and hold harmless the Company and its affiliates and their officers, directors, employees, agents, successors, and assigns from and against all losses, damages, liabilities, deficiencies, actions, judgments, interest, awards, penalties, fines, costs, or expenses of whatever kind (including reasonable attorneys' fees) arising out of or resulting from (i) any fraud or misrepresentation by the Consultant, (b) any material breach of any provision of this Agreement by the Consultant, or (c) any gross negligence or willful misconduct by the Consultant.

7.               Termination.

(a)             The Company may terminate this Agreement upon written notice to the Consultant. In the event of termination pursuant to this clause, the Company shall pay the Consultant on the date of the termination of this Agreement any amounts then due and payable under this Agreement for any Services completed up to and including the date of such termination. Unless the Company terminates this Agreement for Cause, the Company shall also upon termination of this Agreement pay for all Services that were to have been provided by the Consultant through the end of the Term. "Cause" shall mean (i) willful misconduct by the Consultant in the performance of the Services or the indictment, plea of guilty or nolo contendare or conviction of the Consultant of a felony or any crime of moral turpitude, (ii) gross neglect of or willful refusal or failure by the Consultant to perform the Services, or (iii) the Consultant’s breach of this Agreement.

(b)             Upon expiration or termination of this Agreement for any reason, or at any other time upon the Company's written request, the Consultant shall promptly:

(i)              deliver to the Company all materials, equipment, and other property of the Company provided by the Company for use by the Consultant;

(ii)            deliver to the Company all tangible documents and other media of the Company, including any copies of such documents or other media; and

(iii)          permanently erase all Confidential Information in the Consultant's possession, including, but not limited to, erasing all Confidential Information from the Consultant's computer and phone systems.

8.               Assignment. The Consultant shall not assign any rights or delegate or subcontract any obligations under this Agreement without the Company's prior written consent. Any assignment in violation of the foregoing shall be deemed null and void. The Company may freely assign its rights and obligations under this Agreement at any time. Subject to the limits on assignment stated above, this Agreement will inure to the benefit of, be binding on, and be enforceable against each of the parties hereto and their respective successors and assigns.

9.               Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflict of laws principles. Any action or proceeding by either of the parties to enforce this Agreement shall be brought in any state or federal court located in the State of New York. The parties hereby irrevocably submit to the exclusive jurisdiction of these courts and waive the defense of inconvenient forum to the maintenance of any action or proceeding in such venue.

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10.            Miscellaneous.

(a)             This Agreement, together with any related exhibits or schedules, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(b)             This Agreement may only be amended, modified, or supplemented by an agreement in writing signed by each party hereto.

(c)             If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(d)            This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

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IN WITNESS HEREOF, the parties hereto signed their names as of the day and year first written above.

Greenbacker Renewable Energy Corporation

By: /s/ Natallia Camargo
Name: Natallia Camargo
Title: Chief People Officer

Mehul Mehta

/s/ Mehul Mehta

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